UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 491-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 6, 2008, the Board of Directors (the “Board”) of GSI Commerce, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, approved the creation of the position of Lead Director. The responsibilities of the Lead Director will include: chairing meetings of the Board when Michael G. Rubin, Chairman and Chief Executive Officer of the Company, is not present; chairing meetings of the Company’s outside directors; serving as a liaison between management of the Company and the outside directors of the Company; working with management on the agendas for Board meetings and information to be supplied to the Board; and consulting with the Chairman and Chief Executive Officer and other members of management on Board business and other matters. The Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, elected Ronald D. Fisher, one of the Board’s independent directors, to serve as Lead Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By: /s/ Arthur H. Miller
Arthur H. Miller
Executive Vice President and Secretary

Dated: August 12, 2008